MSB FINANCIAL CORP. RELEASES THIRD QUARTER EARNINGS

Millington, New Jersey, November 01, 2016 – MSB Financial Corp. (NASDAQ: MSBF) (the "Company"), parent company of Millington Bank, reported today the results of its operations for the three and nine months ended September 30, 2016.

The Company reported net income of $301,000 for the three months ended September 30, 2016, compared to $258,000 for the three months ended September 30, 2015. Net income for the nine months ended September 30, 2016 was $683,000 compared to net income of $441,000 for the nine months ended September 30, 2015.

During the third quarter, the Company repurchased 242,379 shares (approximately 4.1% of the outstanding shares prior to the commencement of the repurchase plan) of common stock under its previously-announced stock repurchase plan for a total of $3.2 million or an average price per share of $13.27. All repurchased shares were cancelled which reduced shares issued and outstanding to 5,711,044. The Company may repurchase up to an additional 352,963 shares under the current repurchase plan.

Net income per diluted common share was $0.05 for the three months ended September 30, 2016 compared to $0.04 for the three months ended September 30, 2015. Net income per diluted common share was $0.12 for the nine months ended September 30, 2016 compared to $0.08 for the nine months ended September 30, 2015.

Total assets were $433.6 million at September 30, 2016, compared to $375.7 million at December 31, 2015, an increase of $57.9 million or 15.4%. During 2016, the Company experienced growth of $66.9 million or 25.5%, in loans receivable, net. The commercial and multi-family real estate loan segment had the most growth during the first nine months of 2016 as the Company continues to diversify its loan portfolio.

The following table summarizes loan balances and composition at September 30, 2016 and December 31, 2015:

	At		At
	September 30,		December 31,
(In thousands)	2016		2015

Residential mortgage:
One-to-four family	$157,945	46.3%	$154,624	57.1%
Home equity	34,246	10.0	35,002	12.9

Total residential mortgage	192,191	56.3	189,626	70.0

Commercial and multi-family real estate	103,083	30.2	59,642	22.0
Construction	16,160	4.7	10,895	4.0
Commercial and industrial	29,342	8.6	10,275	3.8

Total commercial loans	148,585	43.5	80,812	29.8
.
Consumer loans	458	0.2	493	0.2

Total loans receivable	341,234	100.0%	270,931	100.0%

Less:
Loans in process	7,228		4,600
Deferred loan fees	732		417
Allowance	4,044		3,602

Total loans receivable, net	$329,230		$262,312

Total deposits at September 30, 2016 were $334.7 million compared with $262.6 million at December 31, 2015.  Overall, deposits increased by $72.1 million, or 27.5% with most of the growth occurring in interest demand deposits, which increased $51.5 million or 122.9%. Noninterest demand deposits also increased $5.5 million, or

19.4%. Most of the growth in these two categories continues to be attributable to developing stronger relationships with our commercial and small business customers.

The following table summarizes deposit balances and composition at September 30, 2016 and December 31, 2015:

	At		At
(Dollars in thousands)	September 30, 2016		December 31, 2015

Noninterest demand	$33,653	10.05%	$28,173	10.73%
Interest demand	93,360	27.90	41,893	15.95
Savings	104,700	31.28	102,196	38.92
Money Market	9,544	2.85	4,928	1.88

Total demand deposits	241,257	72.08	177,190	67.48

Certificates of Deposit	93,433	27.92	85,408	32.52

Total Deposits	$334,690	100.00%	$262,598	100.00%

"I am very pleased with the production levels that we have achieved so far this year.  Our growth in assets is largely reflective of the commercial relationships that have been fostered over the course of the first nine months of 2016," stated Michael A. Shriner, President and Chief Executive Officer.

Mr. Shriner added, "We are very focused on executing on our strategic plan and our year to date results reflect our progress.  The addition of seasoned professionals to both our Board and our staff are creating opportunities for the organization which in turn is reflected in our financials."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB FINANCIAL CORP
(In Thousands, except for per share amount)	(Unaudited)	(Unaudited)
Statement of Financial Condition Data:	09/30/2016	09/30/2015
Total assets	$433,630	$370,799

Cash and cash equivalents	31,647	16,290

Loans receivable, net	329,230	252,242

Securities held to maturity	44,676	80,118

Deposits	334,690	258,112

Federal Home Loan Bank advances	22,675	32,675

Total stockholders' equity	72,571	76,349

Stock Information:
Number of shares of common stock outstanding	5,711	5,954
Book value per share of common stock	$12.71	$12.82
Closing market price	$13.51	$11.60

	(Unaudited)		(Unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
Summary of Operations
(In Thousands, except for per share amounts)
	2016	2015	2016	2015

Total interest income	$3,510	$3,116	$10,261	$9,083

Total interest expense	566	532	1,598	1,634

Net interest income	2,944	2,584	8,663	7,449

Provision for loan losses	180	40	500	23

Net interest income after provision for loan losses	2,764	2,544	8,163	7,426

Non-interest income	183	172	836	504

Non-interest expense	2,500	2,325	7,973	7,300

Income before taxes	447	391	1,026	630

Income tax expense	146	133	343	189

Net income	$301	$258	$683	$441

Net income per common share - basic	$0.05	$0.05	$0.12	$0.08
Net income per common share - diluted	$0.05	$0.04	$0.12	$0.08

Weighted average number of shares - basic	5,588	5,721	5,692	5,667
Weighted average number of shares - diluted	5,670	5,765	5,768	5,693

Performance Ratios:
Return on average assets annualized	0.29%	0.27%	0.23%	0.16%
Return on average common equity annualized	1.62%	1.59%	1.20%	1.19%
Net interest margin	3.05%	2.90%	3.11%	2.95%
Efficiency ratio	79.95%	84.36%	83.94%	91.79%
Operating expenses / average assets annualized	2.45%	2.46%	2.72%	2.71%

	For the three months ended
	09/30/16			09/30/15
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$305,405	$3,177	4.16%	$250,835	$2,630	4.19%
Securities held to maturity	47,293	276	2.33	81,394	449	2.21
Other interest-earning assets	33,412	57	0.68	24,453	37	0.61
Total interest-earning assets	386,110	3,510	3.64	356,682	3,116	3.49

Allowance for Loan Loss	(3,905)			(3,583)
Non-interest-earning assets	26,133			25,165
Total non-interest-earning assets	22,228			21,582

Total Assets	$408,338			$378,264

Interest-bearing liabilities:
NOW & Money Market	$81,020	$60	0.30%	$47,571	$20	0.17%
Savings and club deposits	103,166	57	0.22	100,688	56	0.22
Certificates of deposit	89,365	266	1.19	83,879	253	1.21
Total interest-bearing deposits	273,551	383	0.56	232,138	329	0.57

Federal Home Loan Bank advances	22,675	183	3.23	32,530	203	2.50
Total interest-bearing liabilities	296,226	566	0.76	264,668	532	0.80

Non-interest-bearing deposit	34,455			45,169
Other non-interest-bearing liabilities	3,430			3,437
Total Liabilities	334,111			313,274

Equity	74,227			64,990
Total Liabilities and Equity	$408,338			$378,264

Net Interest Spread		2,944	2.88%		2,584	2.69%

Net Interest Margin			3.05%			2.90%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	130.34%			134.77%

	For the nine months ended
	09/30/16			09/30/15
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$287,688	$9,097	4.22%	$243,584	$7,716	4.22%
Securities held to maturity	62,215	1,038	2.22	80,123	1,288	2.14
Other interest-earning assets	21,136	126	0.79	13,349	79	0.79
Total interest-earning assets	371,039	10,261	3.69	337,056	9,083	3.59

Allowance for Loan Loss	(3,749)			(3,580)
Non-interest-earning assets	23,215			25,102
Total non-interest-earning assets	19,466			21,522

Total Assets	$390,505			$358,578

Interest-bearing liabilities:
NOW & Money Market	$63,224	$118	0.25%	$47,067	$56	0.16%
Savings and club deposits	103,298	171	0.22	100,753	165	0.22
Certificates of deposit	86,512	747	1.15	88,366	823	1.24
Total interest-bearing deposits	253,034	1,036	0.55	236,186	1,044	0.59

Federal Home Loan Bank advances	25,026	562	2.99	34,563	590	2.28
Total interest-bearing liabilities	278,060	1,598	0.77	270,749	1,634	0.80

Non-interest-bearing deposit	32,687			35,524
Other non-interest-bearing liabilities	3,664			3,011
Total Liabilities	314,411			309,284

Equity	76,094			49,294
Total Liabilities and Equity	$390,505			$358,578

Net Interest Spread		8,663	2.92%		7,449	2.79%

Net Interest Margin			3.11%			2.95%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	133.44%			124.49%